                                                                         EX. 5.0
               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                              March 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                        Re:   The Quigley Corporation
                              Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to The Quigley Corporation (the "Company"), and at your  request,  we are  rendering  this  opinion in  connection  with the proposed  resale by certain  selling  shareholders  of up to 250,000 shares (the
"Shares") of the Company's Common Stock, $.0005 par value per share, pursuant to a  Registration  Statement  on Form S-3 filed by the Company  (the "Rule  462(b)
Registration  Statement")  pursuant to Rule 462(b) under the  Securities  Act of
1933, as amended (the "Act"). The Rule 462(b) Registration  Statement relates to the  Company's  Registration  Statement  on Form S-3 dated  April 25,  2002,  as supplemented on February 27, 2003 (the "Registration Statement"), filed with the
Securities and Exchange Commission  333-86976.  The Shares will be issued by the
Company to the selling shareholders named in the Registration Statement upon the exercise of outstanding warrants.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and shareholders  of the  Company,  the  Rule  462(b)  Registration  Statement,  the
Registration Statement and such other documents, instruments and certificates of officers and  representatives  of the Company and public officials,  and we have made such examination of the law as we have deemed  appropriate as the basis for the opinion hereinafter expressed.  In making such examination,  we have assumed the genuineness of all signatures,  the authenticity of all documents  submitted to us as  originals,  and the  conformity  to original  documents  of  documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued,  fully paid and  non-assessable upon the exercise of the warrants,  subject,  however, to receipt by the Company of the  exercise  price for the  warrants in  accordance  with their  respective terms.

            We hereby consent to the filing of this opinion as an exhibit to the
Rule 462(b)  Registration  Statement and we further  consent to the reference to this firm under the caption "Legal Matters" in the 462(b) Registration Statement and the Prospectus forming a part thereof.

            We advise you that  certain  members of this firm are  optionholders and shareholders of the Company.

                         Very truly yours,

                        /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
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                        OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP